EXHIBIT 10.1
AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT
This AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT (this “Amendment”), is made and entered into as of August 20, 2021, by and among:
Coöperatieve Rabobank, U.A., New York Branch, a Dutch coöperatieve acting through its New York Branch (“Rabobank”) and Sumitomo Mitsui Banking Corporation, New York Branch, a Japanese corporation (“SMBC”), as purchasers (each, a “Buyer” and, collectively, the “Buyers”);
The Scotts Company LLC, an Ohio limited liability company, as seller (“Seller”); and
solely for purposes of Section 5.3 hereof, the Scotts Miracle-Gro Company, an Ohio corporation, as guarantor (“Guarantor”), and amends that certain 1996 SIFMA Master Repurchase Agreement, dated as of April 7, 2017, between Seller and Buyers, as supplemented by Annex I (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of August 24, 2018, and that certain Amendment No. 2 to Master Repurchase Agreement, dated as of August 21, 2020, the “Master Repurchase Agreement” and as amended hereby, the “Amended Master Repurchase Agreement”). Each of the Buyers and Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.
RECITALS
WHEREAS, the Parties entered into the Master Repurchase Agreement for the purpose of Seller transferring to the Buyers certain securities or other assets against the transfer of funds by the Buyers, with a simultaneous agreement by the Buyers to transfer to Seller such securities or other assets at a date certain or on demand, against the transfer of funds by Seller;
WHEREAS, the Parties and Rabobank, as Buyers’ agent (in such capacity, “Agent”), entered into that certain Master Framework Agreement, dated as of April 7, 2017, (as amended, supplemented or otherwise modified from time to time, the “Framework Agreement”);
WHEREAS, Guarantor entered into the Guaranty in favor of Agent and the Buyers pursuant to which Guarantor guaranteed the payment and performance of all obligations, liabilities and indebtedness owed by Seller under the Transaction Agreements; and
WHEREAS, the Parties now wish to amend certain provisions of the Master Repurchase Agreement as hereinafter stated.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and, solely for purposes of Section 5.3 hereof, Guarantor agree as follows:
1.    Interpretation.
1.1    Definitions. All capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Master Repurchase Agreement or the Framework Agreement (including Schedule 1 thereto), as applicable.
2.    Amendments.

The Master Repurchase Agreement is hereby amended, effective from and after the Effective Date, as follows:

2.1    The following new definitions are hereby added to Section 2(a) of Annex I to the Master Repurchase Agreement in the appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or such component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is removed from the definition of “Transaction Period” pursuant to clause (v) of Section 13(d).

“Benchmark” means, initially, Daily Simple SOFR; provided that, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (i) of Section 13(d).

“Benchmark Cessation Changes” means any Benchmark Transition Event or other replacement of a Benchmark hereunder and all documents, instruments, and amendments executed, delivered or otherwise implemented or effected (automatically or otherwise) after the date hereof in accordance with or in furtherance of Section 13(d) (including any Benchmark Replacement Conforming Changes).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. For the avoidance of doubt, if the then-current Benchmark is a term rate, there are more than one Available Tenors of such Benchmark available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 13(d) will not be a term rate, the Corresponding Tenor for such Available Tenor for purposes of the definition of “Benchmark Replacement Adjustment” shall be deemed to be the tenor for the then current term rate Benchmark that is approximately the same length (disregarding business day adjustments) to each payment period identified in the Benchmark Replacement Conforming Changes for payment of interest for the Unadjusted Benchmark Replacement

“Daily Simple SOFR” means, for any day (a “SOFR Interest Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day “i”) that is 5 U.S. Government Securities Business Days prior to (i) if such SOFR Interest Day is a U.S. Government Securities Business Day, such SOFR Interest Day or (ii) if such SOFR Interest Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Interest Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Interest Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Seller. The Daily Simple SOFR shall also be referred to as the “Risk Free Rate” in the Transaction Agreements.

“Floor” means a rate of interest equal to 0.00%.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Daily Simple SOFR, then 3:00 p.m. (New York City time) 4 Business Days prior to (i) if the date of such setting is a U.S. Government Securities Business Day, such date or (ii) if the date of such setting is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such date and (b) if such Benchmark is not Daily Simple SOFR, then the time determined by Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Unavailability Period” means, the period (if any) (a) beginning at the time that either (i) the SOFR Administrator permanently or indefinitely has ceased to provide SOFR or (ii) the SOFR Administrator has announced that SOFR is no longer representative and (b) ending at the time that either (i) the SOFR Administrator has resumed providing SOFR or (ii) the SOFR Administrator has announced that SOFR is representative, as applicable.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”.

2.2    The definitions of “London Banking Day”, “LIBOR” and “Linear Interpolation” in Sections 2(a) of Annex I to the Master Repurchase Agreement are hereby deleted in their entirety.

2.3    The following definitions in Sections 2(a) of Annex I to the Master Repurchase Agreement are hereby amended and restated in their entirety as follows:

“Benchmark Replacement” means, with respect to any Benchmark Transition Event or Early Opt-in Election, the sum of: (i) the alternate benchmark rate that has been selected by Administrative Agent and Seller giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Transaction Period and Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Seller giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement or the use, administration of or conventions associated with any Benchmark that references or is based on SOFR, any technical, administrative or operational changes (including changes to the definitions of “Business Day,” “U.S. Government Securities Business Day”, “SOFR” (or any related definition), “Transaction Period,” and the timing and frequency of determining rates and making payments of interest (including, if there are multiple Available Tenors hereunder, the payment periods that correspond to such Available Tenors (or any one of them), the conventions, components and formulas utilized to calculate a Benchmark and the related setting of a Benchmark Replacement Adjustment in respect thereof), timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the use, adoption and implementation of such

Benchmark Replacement for such currency or any Benchmark that references or is based on SOFR and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that the use or adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement for such currency or the use, administration of or conventions associated with any Benchmark that references or is based on SOFR exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Agreements).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(c)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Buyers, so long as Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Buyers, written notice of objection to such Early Opt-in Election from Buyers comprising the Required Buyers.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or the Required Buyers, as applicable, by notice to Seller, Agent (in the case of such notice by the Required Buyers) and the Buyers.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 13(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under the Transaction Agreements in accordance with Section 13(d).

“Early Opt-in Election” means the occurrence of:

(1)    a notification by Agent to (or the request by Seller to Agent to notify) Seller and the Buyers that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) language similar to that contained in Section 13(d) incorporating or adopting a new benchmark interest rate to replace the then-current Benchmark for such currency (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)    the joint election by Agent and Seller to trigger a fallback from the then-current Benchmark and the provision by Agent of written notice of such election to the Buyers.

“Pricing Schedule”, with respect to any Transaction, a schedule setting forth certain terms of the Transaction and which shall (i) in the case of Transactions having a Purchase Date that coincides with the Repurchase Date for an expiring Transaction, be substantially in the form attached hereto as Exhibit B to Annex I and (ii) in the case of Transactions having a Purchase Date that does not coincide with the Repurchase Date for an expiring Transaction, be substantially in the form attached as Exhibit C to Annex I.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.”.

2.4    The definition of “Price Differential” in Section 2(b)(ii) of Annex I to the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:

“(ii)    “Price Differential”, with respect to any Transaction as of any date, the sum of the aggregate amount obtained by daily application of the Pricing Rate for such Transaction for such day to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination.”.

2.5    The definition of “Pricing Rate” in Section 2(b)(iii) of Annex I to the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:

“(iii)    “Pricing Rate”, the per annum percentage rate for determination of the Price Differential on any day, determined for each Transaction as being equal to (i) during the Seasonal Commitment Period (a) as to the Seasonal Commitment Amount, the sum of (A) Daily Simple SOFR for such day plus (B) the Pricing Rate Margin, and (b) as to any amount in excess of the Seasonal Commitment Amount, the sum of (A) Daily Simple SOFR for such day plus (B) the rate agreed between the Seller and Agent, on behalf of the Buyers, and specified in the related Confirmation, and (ii) at any other time, the sum of (A) Daily Simple SOFR for such day plus (B) the rate agreed between the Seller and Agent, on behalf of the Buyers, specified in the related Confirmation;”.

2.6    Section 3(b) of Annex I to the Master Repurchase Agreement is hereby amended and restated to read as follows:

“(b)    Confirmations; Priority. All Confirmations with respect to Transactions hereunder shall be substantially in the form attached as Exhibit A to this Annex I, and shall be accompanied by a Portfolio Schedule setting forth, among other things, the Receivables comprising the Purchased Securities for such Transaction. Subject to the proviso the definition of “Repurchase Price” set forth in Paragraph 2(b)(vii) of this Annex I, in the event of any conflict between the terms of a Confirmation and this Agreement, the Confirmation shall prevail.”.

2.7    Section 13(d) of Annex I to the Master Repurchase Agreement is hereby amended and restated to reads as follows:

“(d)    “Effect of Benchmark Transition Event.

(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, Agent and Seller may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Buyers without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Agreement so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Buyers comprising the Required Buyers. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Buyers comprising the Required Buyers have delivered to Agent written notice that such Required Buyers accept such amendment. No replacement of a Benchmark with a Benchmark Replacement pursuant to this clause (i) of this clause (d) will occur prior to the applicable Benchmark Transition Start Date.

(ii)    [Reserved].

(iii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Agreement.

(iv)    Notices; Standards for Decisions and Determinations. Agent will promptly notify Seller and the Buyers of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and, if applicable, the Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Buyer (or group of Buyers) pursuant to this Section 13(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Agreement, except, in each case, as expressly required pursuant to Section 13(d).

(v)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Agreement, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Transaction Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark

Replacement), then Agent may modify the definition of “Transaction Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Benchmark Unavailability Period. Upon Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, Seller may revoke any Transaction Notice.”.

2.8    Section 13 of Annex I to the Master Repurchase Agreement is hereby by adding the following new clauses (e) and (f) immediately following clause (d) therein:

“(e)    SOFR Conforming Changes. In connection with the use, administration of, or conventions associated with, Daily Simple SOFR, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Agreement. The Agent will reasonably promptly notify the Seller and the Buyers of the effectiveness of any such Benchmark Replacement Conforming Changes.

(f)    Disclaimer. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the continuation of, administration of, submission of, calculation of, or any other matter related to “SOFR”, “Daily Simple SOFR”, any component definition thereof or rates referenced in the definition thereof or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any then-current Benchmark or any Benchmark Replacement, (ii) any alternative, successor or replacement rate implemented pursuant to Section 13(d), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election and (iii) the implementation of any Benchmark Replacement Conforming Changes, including without limitation, (A) whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the existing Benchmark or any subsequent Benchmark Replacement prior to its discontinuance or unavailability, and (B) the impact or effect of such alternative, successor or replacement reference rate or Benchmark Replacement Conforming Changes on any other financial products or agreements in effect or offered by or to Seller or Buyer or any of their respective Affiliates). Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller, any Buyer or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to Seller.”.

2.9    Exhibit A to Annex I to the Master Repurchase Agreement is amended and restated in the form of Annex A attached hereto.

2.10    Exhibit B to Annex I to the Master Repurchase Agreement is amended and restated in the form of Annex B attached hereto.

2.11    Exhibit C to Annex I to the Master Repurchase Agreement is amended and restated in the form of Annex C attached hereto.
3.    Conditions to Effectiveness.
This Amendment shall be effective as of the date first above written (the “Effective Date”) upon the Agent’s receipt of counterparts to this Amendment executed by each of the other parties hereto.
4.    Representations, Warranties and Undertakings.
4.1    Seller. In entering into this Amendment, Seller hereby makes or repeats (as applicable) to Agent and each Buyer as of the Effective Date (or, to the extent expressly relating to a specific prior date, as of such prior date) the representations and warranties set forth in the Master Repurchase Agreement and each other Transaction Agreement to which Seller is a party, and such representations and warranties shall be deemed to include this Amendment. Seller further represents that it has complied in all material respects with all covenants and agreements applicable to it under the Master Repurchase Agreement and each of the other Transaction Agreements to which it is a party.
5.    Miscellaneous.
5.1    Counterparts. This Amendment may be executed by the Parties on any number of separate counterparts, by facsimile or email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 5.1.
5.2    Ratification. Except as amended hereby each of the other Transaction Agreements remains in full force and effect. The Parties hereby acknowledge and agree that, effective from and after the Effective Date, all references to the Master Repurchase Agreement, including Annex I thereto, in any other Transaction Agreement shall be deemed to be references to the Amended Master Repurchase Agreement, and any amendment in this Amendment of a defined term in the Master Repurchase Agreement, including Annex I thereto, shall apply to terms in any other Transaction Agreement which are defined by reference to the Master Repurchase Agreement or Annex I thereto.
5.3    Guarantor Acknowledgment and Consent. Guarantor hereby acknowledges the Parties’ entry into this Amendment and consents to the terms and conditions hereof, it being understood that such terms and conditions may affect the extent of the Obligations (as defined in the Guaranty) for which Guarantor may be liable under the Guaranty. Guarantor further confirms and agrees that the Guaranty remains in full force and effect after giving effect to this Amendment and, for the avoidance of doubt, acknowledges that any amendment herein to a defined term in the Master Repurchase Agreement, including Annex I thereto, shall apply to terms in the Guaranty which are defined by reference to the Master Repurchase Agreement or Annex I thereto.

5.4    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
5.5    Expenses. All reasonable legal fees and expenses of Agent and each Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and each related document entered into in connection herewith shall be paid by the Seller promptly on demand.
5.6    Transaction Agreement. This Amendment shall be a Transaction Agreement, as set forth in Section 2.1 of the Framework Agreement, for all purposes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.
Buyer and Agent:

Coöperatieve Rabobank, U.A., New York Branch
By:
Name:
Title:
By:
Name:
Title:

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 3 to Master Repurchase Agreement]

Buyer:

Sumitomo Mitsui Banking Corporation, New York Branch
By:
Name:
Title:

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 3 to Master Repurchase Agreement]

Seller:

The Scotts Company, LLC
By:
Name:
Title:

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 3 to Master Repurchase Agreement]

Solely for purposes of Section 5.3 hereof:

Guarantor:

The Scotts Miracle-Gro Company
By:
Name:
Title:

[Signature Page to Amendment No. 3 to Master Repurchase Agreement]